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                                  NSAR ITEM 77O

                              VKAC Municipal Trust
                               10f-3 Transactions


  Underwriting #        Underwriting            Purchased From         Amount of shares      % of Underwriting     Date of Purchase
                                                                          Purchased

         1            PR Highway 4.75%          Merrill Lynch             20,000,000            1.760%               02/19/98
         2             PR Highway 5.0%          Merrill Lynch             10,000,000            0.880%               02/19/98
         3              New York City            Smith Barney              3,000,000            0.290%               02/14/98
         4           Emp. St. Dev. Corp.         PaineWebber               5,000,000            2.550%               02/26/98
         5           PR El. Power 5.00%          Bear Stearns             10,000,000            0.790%               03/27/98
         6            Long Island Power          Bear Stearns             25,335,000            0.749%               05/13/98
         7            Metro Trans. Auth         Merrill Lynch              8,000,000            3.100%               06/16/98

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